Exhibit 99.1
The Company was founded in 1972 with a single store outside of Detroit Acquired by private equity firm J.W. Childs in March 2003 Murray's has opened 6 new stores in 2005 through December 19 The Company carries more than 50,000 parts in its stores and distribution center More than 200 employees are certified by the National Institute for Automotive Service Excellence (ASE), which certifies repair and service professionals Questions should be addressed to Ms. Brenda Bonn, Manager of Investor Relations, at (602) 631-7483. Murray's Overview Acquisition date: 12/19/05. Murray's fiscal year-end date: 12/25/05. Business description Store locations Other information Alabama Arizona Arkansas California Colorado Connecticut Delaware Florida Georgia Idaho Iowa Kansas Kentucky Louisiana Maine Maryland Massachusetts Minnesota Mississippi Missouri Montana Nebraska Nevada New Hampshir e New Jersey New Mexico New York North Carolina North Dakota Oklahoma Oregon Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont Virginia Washington West Virginia Wisconsin Wyoming D.C. Illinois Indiana Michigan Ohio The company operated 110 auto parts stores in Illinois, Indiana, Michigan and Ohio as of 12/19/2005 In addition to brand-name auto parts, the stores provide services for auto-do-it-yourselfers, such as system and component testing and recycling Headquarters: Belleville, Michigan 2004 sales: $225mm 2005 projected sales: $235mm Number of employees: 2,200 Average store size: 10,500 sq. ft 2004 EBITDA: $20mm 2005 projected EBITDA: $26mm(*) * Estimate assumes full fiscal year performance and does not include amounts incurred by Murray's in connection with its sale, board fees and management fees (paid to its former majority stockholder). Murray's projected results for 2005 as a stand-alone private company do not include costs and expenses associated with being part of a public company as will be the case in 2006 and thereafter. REVISED JANUARY 17, 2006 14

Estimated Synergies (All amounts shown are pre-tax.) Buying - Approximately 150 bps going forward (Murray's) Commercial Potential > 52 additional locations (**) G&A Transition Detailed time frame TBD Estimated savings primarily from accounting, IT, and property management ($2.5 million in 2006; $5.0 million in 2007 and thereafter) * Assumes no impact of synergies in months 0 - 6. ** Does not reflect operating expenses associated with commercial sales. REVISED JANUARY 17, 2006 16